Exhibit 99.1

Corporate	Investor Relations
Conceptus	Lippert/Heilshorn & Associates
Gregory Lichtwardt, CFO	Kim Sutton Golodetz
(650) 962-4039	(212) 838-3777
glichtwardt@conceptus.com	kgolodetz@lhai.com

Bruce Voss
(310) 691-7100
bvoss@lhai.com

Media
Conceptus
Public Relations
(650) 962-4126
publicrelations@conceptus.com

CONCEPTUS REPORTS THIRD QUARTER DILUTED EPS OF $0.20

Results Exceed Net Sales and Net Income Guidance

•                  Net sales to $34.2 million, up 29%

•                  Non-GAAP diluted EPS of $0.29

•                  Cash flow from operations of $10.5 million

•                  In-office procedures increase to 65% of domestic sales

MOUNTAIN VIEW, Calif. (October 21, 2009) — Conceptus, Inc. (Nasdaq: CPTS), developer of the Essure® procedure, the first proven non-incisional permanent birth control method available, today reported financial results for the three and nine months ended September 30, 2009.

Net sales for the third quarter of 2009 were $34.2 million, an increase of 29% compared with net sales of $26.6 million for the third quarter of 2008.  These results exceeded the Company’s net sales guidance of $32.0 million to $33.5 million issued on July 22, 2009.

Net income for the third quarter of 2009 was $6.2 million, or $0.20 per fully diluted share, compared with net income for the same period of 2008 of $2.0 million, or $0.06 per fully diluted share.  These results were also better than the Company’s net income guidance of

$0.06 to $0.07 per fully diluted share issued in July 2009. The Company recorded a benefit in the third quarter of 2009 of $0.05 per fully diluted share due to the release of the Company’s royalty obligations under the 2003 Settlement Agreement between Ovion and Conceptus following the $23.7 million cash acquisition of the Ovion patents.  Non-GAAP net income for the third quarter of 2009 was $9.2 million, or $0.29 per fully diluted share, compared with non-GAAP net income for the prior year third quarter of $4.7 million, or $0.15 per fully diluted share.  The net income (loss) for the three and nine months ended September 30, 2008 has been revised on a retrospective basis to comply with a change in accounting principle adopted January 1, 2009 with respect to the Company’s outstanding convertible debt.

Domestic sales of the Essure system increased 32% to $28.0 million and international sales increased 15% to $6.2 million, both compared with the prior year third quarter.  Domestic sales growth reflects continued increases in both the number of physicians entering and completing training, and in the number of certified physicians performing the Essure procedure in-office.  During the third quarter of 2009, the Company entered more than 510 physicians into preceptorship, certified 465 physicians and transitioned 350 physicians to performing procedures in the office setting.  Domestic procedures performed in sites of minimal anesthesia represented 65% of net sales for the third quarter of 2009, compared with 62% in the second quarter of 2009.  International sales growth of 15% was negatively impacted by a stronger U.S. dollar compared with a year ago. European unit volume growth was 19% compared with the third quarter of 2008.

Gross profit for the third quarter of 2009 was $29.2 million, compared with $21.6 million for the third quarter of 2008.  Gross profit margin was 85% of net sales for the third quarter of 2009 compared with 81% in the third quarter of 2008 and 80% in the immediately preceding quarter.  Gross margin benefited by 400 basis points in the third quarter of 2009 due to the release of prior royalty obligations under the Ovion patents.  Total operating expenses for the third quarter of 2009 were $21.2 million, up from $18.0 million for the third quarter of 2008.

Cash and cash equivalents were $52.2 million as of September 30, 2009, a decrease of $11.1 million from June 30, 2009 as the Company used $23.7 million for the purchase of the Ovion patents. The Company generated $10.5 million in cash from operations in the third quarter of 2009.

For the nine months ended September 30, 2009, Conceptus reported net sales of $94.4 million, up 29%, compared with net sales of $73.5 million for the first nine months of 2008.  Net income for the first nine months of 2009 was $1.3 million, or $0.04 per fully diluted share, compared with a net loss of $7.8 million, or $0.26 per share, for the first nine months of 2008.

“We continue to focus our spending on programs aimed at expanding physician and patient awareness. And while we have increased our investment in these areas, we have also seen meaningful cost savings in other parts of the organization, including those resulting from the Ovion patent acquisition,” commented Mark Sieczkarek, president and chief executive officer Conceptus. “We are pleased this has resulted in substantial profitability and positive cash flow from operations and has led us to over-achieve our earnings target in the third quarter.”

Financial Guidance

The Company also introduced financial guidance for the fourth quarter of 2009, and narrowed 2009 net sales and increased net income guidance ranges, as follows:

•                  The Company expects net sales for the fourth quarter of 2009 to be $37.5 million to $38.0 million, with a full year range of $131.9 million to $132.4 million. This compares with previous full year net sales guidance in the range of $130.0 million to $133.0 million.

•                  Conceptus anticipates fourth quarter GAAP earnings per fully diluted share to be in the range of $0.19 to $0.21 and non-GAAP earnings per fully diluted share to be in the range of $0.31 to $0.33.

•                  Full year GAAP earnings per fully diluted share is expected to be in the range of $0.23 to $0.25, which exceeds the previous GAAP earnings guidance range of $0.13 to $0.22 per fully diluted share. Full year non-GAAP earnings guidance is now $0.62 to $0.64 per fully diluted share, above the previous guidance of $0.49 to $0.58 per fully diluted share.

“We are very pleased by the continued performance of our business beyond expectations in 2009,” commented Mr. Sieczkarek. “Net sales have been strong all year long despite the weakened economy and now we are able to increase our diluted EPS guidance for 2009.  We look forward to closing the year out on a positive note, building on the substantial momentum we have generated in the first nine months of the year.”

These statements are only effective as of the date of this press release and Conceptus undertakes no duty to publicly revise or update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Measures

The Company has supplemented its reported GAAP financial information with a non-GAAP measure of net income that excludes stock-based compensation expense, non-cash interest expense, amortization of intangible assets and amortization of debt issuance costs. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company’s business operations, facilitates a better comparison of results for current periods with the Company’s previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of the non-GAAP net income (loss) to GAAP net income, the most directly comparable GAAP measure, is provided on the attached schedule.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.  This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of the non-GAAP financial measure provided in the attached schedule.

Conference Call

Management will host an investment-community conference call beginning at 4:30 p.m. Eastern time today to discuss these results and to answer questions.  To participate in the live call by telephone, please dial (888) 803-8296 from the U.S., or (706) 634-1250, from outside the U.S.  Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Company’s website, www.conceptus.com.  A replay will be available on the website for 14 days.

A telephone replay will be available from 6:30 p.m. Eastern time October 21, 2009 through 11:59 p.m. Eastern time on October 23, 2009 by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering conference ID number 34483771.

About the Essure®   Procedure

The Essure® procedure is a permanent birth control method that can be done in the comfort of a physician’s office in about 13 minutes (average hysteroscopic procedure time) without hormones, cutting, burning or the risks associated with general anesthesia or tubal ligation. Small, flexible micro-inserts are placed in the woman’s fallopian tubes through the cervix without incisions. Over the next three months, the body forms a natural barrier around the micro-inserts to prevent sperm from reaching the egg. Essure is 99.8 percent effective (based on four years of follow-up) with zero pregnancies reported in clinical trials.

Three months after the Essure procedure, a doctor performs an Essure Confirmation Test to confirm that the fallopian tubes are fully blocked and that the patient can rely on Essure for permanent birth control with full confidence. Essure was FDA-approved in 2002 and more than 312,000 women worldwide have undergone the Essure procedure.

Essure and Conceptus® are registered trademarks of Conceptus Inc.

About Conceptus, Inc.

Conceptus, Inc. (NASDAQ: CPTS), is a leader in the design, development and marketing of innovative solutions in women’s healthcare. The Mountain View, Calif.-based company manufactures and markets Essure permanent birth control. The Essure procedure is available in the United States, Europe, Australia, New Zealand, Canada, Mexico, Central and South America and the Middle East.

Please visit www.essure.com for more information on the Essure procedure.  Patients may call the Essure Information Center at 1-877-ESSURE-1 with questions or to find a physician in their area. Information about Conceptus is available at www.conceptus.com.

©2009.  All rights reserved.  Conceptus and Essure are registered trademarks and your Family is Complete your Choice is Clear is a service mark of Conceptus Inc.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements, the accuracy of which is necessarily subject to risks and uncertainties. Discussions regarding sales growth, financial guidance, growth in physician metrics, performances of Essure in the office setting, market development initiatives and the use of non-GAAP financials measures and other matters discussed in this release, may differ significantly from the discussion of such matters in the forward-looking statements. Such differences may be based upon factors such as strategic planning decisions by management, re-allocation of internal resources, recessionary pressures, decisions by insurance companies, scientific advances by third parties, litigation risks, and introduction of competitive products, as well as those factors set forth in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, and other filings with the Securities and Exchange Commission.

(Tables to follow)

Conceptus, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
		As Adjusted (Note A)		As Adjusted (Note A)

Net sales	$34,247	$26,645	$94,447	$73,452

Cost of goods sold	5,044	5,090	17,470	15,731

Gross profit	29,203	21,555	76,977	57,721

Operating expenses:
Research and development	1,734	1,611	5,149	5,186
Selling, general and administrative	19,472	16,363	65,380	56,546

Total operating expenses	21,206	17,974	70,529	61,732

Operating income (loss)	7,997	3,581	6,448	(4,011)

Interest and other expense, net	(1,615)	(1,451)	(4,734)	(3,551)

Income (loss) before provision for income taxes	6,382	2,130	1,714	(7,562)

Provision for income taxes	150	113	373	281

Net income (loss)	$6,232	$2,017	$1,341	$(7,843)

Basic income (loss) per share:
Net Income (loss)	$0.20	$0.07	$0.04	$(0.26)
Shares used in per share amounts	30,599	30,342	30,519	30,165

Diluted income (loss) per share:
Net Income (loss)	$0.20	$0.06	$0.04	$(0.26)
Shares used in per share amounts	31,503	31,207	31,116	30,165

A    On January 1, 2009 Conceptus adopted FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion. The comparative Statement of Operations for the three and nine months ended September 30, 2008 has been adjusted to comply with FSP APB 14-1 on a retrospective basis. The following line items for the three and nine months ended September 30, 2008 were affected by the change in accounting principle.

	Three Months Ended September 30, 2008
	As Originally Reported	As Adjusted	Effect of Change
Interest and other expense, net	$(493)	$(1,451)	$(958)
Net income (loss)	$2,975	$2,017	$(958)
Basic net income (loss) per share	$0.10	$0.07	$(0.03)
Diluted net income (loss) per share	$0.10	$0.06	$(0.04)

	Nine Months Ended September 30, 2008
	As Originally Reported	As Adjusted	Effect of Change
Interest and other expense, net	$(720)	$(3,551)	$(2,831)
Net loss	$(5,012)	$(7,843)	$(2,831)
Basic and diluted net loss per share	$(0.17)	$(0.26)	$(0.09)

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Conceptus, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	September 30,	December 31,
	2009	2008
		As Adjusted (Note A)

Cash and cash equivalents	$52,186	$54,720

Accounts receivable, net	16,521	14,377

Inventories, net	3,923	3,829

Short-term investments and put option	43,841	—

Other current assets	3,405	9,095

Total current assets	119,876	82,021

Property and equipment, net	9,576	8,635

Intangible assets and debt issuance costs, net	29,686	6,738

Long-term investments and put option	—	48,321

Goodwill	17,630	17,105

Other assets	443	401

Total assets	$177,211	$163,221

Total liabilities	124,882	119,353

Common stock and additional paid in capital	293,745	286,951

Other comprehensive loss	(472)	(798)

Accumulated deficit	(240,944)	(242,285)

Total stockholders’ equity	52,329	43,868

Total liabilities and stockholders’ equity	$177,211	$163,221

A             On January 1, 2009 Conceptus adopted FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion. The comparative balance sheet as of December 31, 2008 has been adjusted to comply with FSP APB 14-1 on a retrospective basis. The following line items at December 31, 2008 were affected by the change in accounting principle.

	As Originally Reported	As Adjusted	Effect of Change
Intangible assets and debt issuance costs, net	$7,222	$6,738	$(484)
Total liabilities	$133,259	$119,353	$(13,906)
Common stock and additional paid in capital	$266,576	$286,951	$20,375
Accumulated deficit	$(235,332)	$(242,285)	$(6,953)

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Conceptus, Inc.

Reconciliation of Reported Net Income (loss) and Earnings Per Share to Non-GAAP Net Income and Earnings Per Share

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008 *	2009	2008 *

Net income (loss), as reported	$6,232	$2,017	$1,341	$(7,843)

Adjustments to net loss:
Amortization of intangibles (a)	191	201	557	591
Stock-based compensation (b)	1,626	1,388	4,556	4,414
Amortization of non-cash interest expense (c)	1,054	996	3,118	2,947
Amortization of debt issuance costs (d)	116	116	349	349
Adjustments to net loss	2,987	2,701	8,580	8,301

Non-GAAP net income	$9,219	$4,718	$9,921	$458

Income (loss) per share, as reported
Basic	$0.20	$0.07	$0.04	$(0.26)
Diluted	$0.20	$0.06	$0.04	$(0.26)

Non-GAAP earnings per share
Basic	$0.30	$0.16	$0.33	$0.02
Diluted	$0.29	$0.15	$0.32	$0.01

Weighted average common shares used in calculation
Basic	30,599	30,342	30,519	30,165
Diluted	31,503	31,207	31,116	31,098

(a) Consists of amortization of intangible assets, primarily licenses and customer relationships

(b) Consists of stock-based compensation in accordance with SFAS 123(R)

(c) Consists of amortization of non-cash interest expense in accordance with FSP APB 14-1

(d) Consists of amortization of debt issuance costs

*      Three and nine months ended September 30, 2008 represents adjusted numbers due to Conceptus adopting FSP APB 14-1,

Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion, on January 1, 2009

Conceptus, Inc.

Reconciliation of Forward-Looking Guidance For Non-GAAP Financial Measures

To Projected GAAP EPS

(Unaudited)

	Three Months Ending		Twelve Months Ending
	December 31, 2009		December 31, 2009
	From	To	From	To

GAAP Guidance	$0.19	$0.21	$0.23	$0.25

Estimated Non-GAAP Guidance
Amortization of intangibles	$0.03	$0.03	$0.05	$0.05
Stock-based compensation	$0.05	$0.05	$0.20	$0.20
Amortization of non-cash items for convertible note	$0.04	$0.04	$0.14	$0.14
Total Non-GAAP Adjustments	$0.12	$0.12	$0.39	$0.39

Non-GAAP Guidance	$0.31	$0.33	$0.62	$0.64